Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Adaptimmune Therapeutics plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculationor Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, nominal value £0.001 per share (1)	457	(o)	—	—	—	$.0000927	—
Fees to Be Paid	Other	Warrants	457	(o)	—	—	—	$.0000927	—
Fees to Be Paid	Other	Units (2)	457	(o)	—	—	—	$.0000927	—
Fees to Be Paid	Unallocated (Universal)Shelf	Unallocated (Universal) Shelf (3)	457	(o)	—	—	$400,000,000	$.0000927	$37,080
Fees Previously Paid	—	—	—		—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, nominal value £0.001 per share	415	(a)(6)			$197,359,541.26		(4)	S-3	333-243743	August 10, 2020	$25,960.00
Carry Forward Securities	Equity	Ordinary shares, nominal value £0.001 per share	415	(a)(6)			—		(4)	S-3	333-233557	September 10, 2019	—
Carry Forward Securities	Other	Warrants	415	(a)(6)			—		(4)	S-3	333-233557	September 10, 2019	—
Carry Forward Securities	Other	Units	415	(a)(6)			—		(4)	S-3	333-233557	September 10, 2019	—
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415	(a)(6)			$44,075,000.00		(4)	S-3	333-233557	September 10, 2019	$48,480.00
	Total Offering Amounts						$400,000,000		$14,699.02
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$14,699.02

(1)	The ordinary shares registered hereby will be represented by the registrant’s American Depositary Shares (“ADSs”), each of which will represent six (6) ordinary shares of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under three separate registration statements on Form F-6 (File No.: 333-203642, File No. 333-212714 and File No: 333-233560).

(2)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(3)	There are being registered hereunder such indeterminate number of ordinary shares; such indeterminate number of warrants to purchase ordinary shares and such indeterminate number of units consisting of any combination of ordinary shares and/or warrants as may be sold by the registrant as shall have an aggregate initial offering price not to exceed $400,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable as a result of share splits, share dividends or similar transactions. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	The registrant previously paid a filing fee of $48,480.00 in connection with the registration of $400,000,000 in aggregate offering price of securities pursuant to the registration statement on Form S-3 (File Number 333-233557) filed on August 30, 2019 (the “2019 Registration Statement”), of which $44,075,000 remains unsold. The registrant also previously paid a filing fee of $25,960.00 in connection with the registration of $200,000,000 in aggregate offering price of securities pursuant to the registration statement on Form S-3 (File Number 333-243743) filed on August 10, 2020, of which $197,359,541.26 remains unsold (together with the unsold securities from the 2019 Registration Statement, the “Unsold Securities”). The registrant expects to carry forward to this registration statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act.